MIGRANAL(R) REFORMULATION (LINGUAL SPRAY)
                            AUTHORIZATION TO PROCEED

June 15, 2000

PURPOSE
Section 7.3 of the Promotion Agreement between Novartis Pharmaceuticals Corporation (Novartis) and Innovex Inc. (Innovex) for the Novartis Headache Line, dated September 9, 1999, recognized the parties' intent to explore opportunities for development of an improved delivery device and the conduct of clinical trials to support new claims for the Migranal(R) product. The parties agreed that a commercially viable opportunity would be funded through Innovex, and the parties would discuss and agree to appropriate adjustments to the compensation provisions of the Promotion Agreement on account of such funding. The parties are currently negotiating the key terms of an agreement in connection with the reformulation of Migranal(R), using the Flemington linqual spray delivery technology (the "Migranal(R) Reformulation").

AUTHORIZATION TO PROCEED
Novartis and Innovex have agreed to proceed with implementation of the Migranal(R) Reformulation, including issuance of an Authorization to Proceed letter (ATP) to Flemington Pharmaceutical Corp. (Flemington) in connection with the preliminary activities described in Exhibit A to the ATP. Novartis and Innovex intend to negotiate any changes to the Promotion Agreement, in accordance with Section 7.3, by July 31, 2000, or as soon as feasible thereafter. Should Novartis or Innovex, for any commercially or technologically reasonable cause (including, by way of example and without limitation, lack of product efficacy, lack of product stability, lack of intellectual property protection or lack of commercial viability), decide not to proceed with the Migranal(R) Reformulation development activities, Novartis agrees to reimburse Innovex, no later than December 31, 2000, for all fee and expense obligations incurred by Innovex to Flemington in connection with the satisfactory performance by Flemington of the activity described in Exhibit A, attached to the ATP, but in any event, not to exceed $115,000. Innovex agrees to obtain an agreement from Flemington in which Flemington will file a patent application covering the lingual spray reformulation of Migranal(R) and will assign the patent application to Novartis Pharmaceuticals Corporation at no additional cost other than reasonable filing and prosecution expenses.

AGREED AND ACCEPTED:

INNOVEX INC.                           NOVARTIS PHARMACEUTICALS CORP.


By: /s/ JOHN MONAHAN                   By: /s/ JOSEPH M. FARZETTA
------------------------------         ------------------------------
Name: John Monahan                     Name: Joseph M. Farzetta
Title: President                       Title: Head, Business Support

ATTACHMENTS:   Authorization to Proceed, Innovex and Flemington
               Ex. A, Migranal(R) Reformulation Project: Flemington ATP Activity
               Summary


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

June 15, 2000


Harry Dugger, Ph.D., President
Flemington Pharmaceutical Corp.
43 Emery Avenue
Flemington, NJ 08822

RE:  Authorization to Proceed
     Migranal(R) Reformulation (Lingual Spray)

Dear Mr. Dugger,

The purpose of this letter is to set forth an agreement between Innovex Inc. ("Innovex") and Flemington Pharmaceutical Corp. ("Flemington") to provide preliminary activities (the "Services") under the direction of Innovex relating to the reformulation of a Novartis Pharmaceutical Corp product, Migranal(R), using the Flemington lingual spray delivery technology (the "Migranal(R) Reformulation"). Flemington shall begin providing Services, including formulation development and spray feasibility, analytical method development, manufacture of clinical supplies (pilot batch for PK trial), initiation of stability studies and protocol preparation for Pilot PK Trial, as detailed in the Migranal(R) Reformulation Project, Flemington ATP Activity Summary, attached hereto as Exhibit A. The parties will proceed in good faith to negotiate and execute a mutually acceptable product development services agreement (the "Services Agreement") and appropriate terms for royalty and technology transfer agreements, including a period of exclusivity for the use of lingual spray with migraine therapy. The technology transfer agreement will include a requirement that Flemington will file a patent application covering the lingual spray reformulation of Migranal(R) and will assign the patent application to Novartis Pharmaceuticals Corporation at no additional cost other than reasonable filing and prosecution expenses. Flemington may provide additional preliminary Services as Innovex shall request, and Flemington shall agree to perform, in writing; however, in no event will Flemington ship drug (pilot batch), dose patients or monitor dosing of patients without an executed Services Agreement.

Upon execution of this letter, Innovex will be authorized to pay Flemington up to $115,000 (a portion of which has already been received by Flemington) to initiate the
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Services. Innovex shall pay all amounts due within forty-five (45) days of the date of Flemington's itemized invoices. Any amounts paid under this letter will be applied toward the total Project Budget. The total amount of authorized payment to Flemington under the terms of this letter shall not exceed $115,000.

This letter does not obligate or commit Innovex to engage Flemington for conducting or completion of all Migranal(R) Reformulation and product development activities. Innovex may, upon fifteen (15) days' prior written notice, terminate this letter Agreement. Innovex will reimburse Flemington for expenses incurred up to the date of termination.

If this letter reflects your understanding, please indicate your agreement by signing in the space provided below. Please retain one original letter for your files and return the other to my attention. If you have questions please contact Bill Wood, Vice President, Product Marketing at 973-257-4617.

Sincerely,

INNOVEX


By: /s/ JOHN MONAHAN
    ------------------------------
Name: John Monahan
Title: President


AGREED TO AND ACCEPTED BY FLEMINGTON PHARMACEUTICAL CORP.


By: /s/ HARRY DUGGER
    ------------------------------
Name: Harry Dugger
Title: President

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                                    Exhibit A
                                    ---------

                        "Migranal Reformulation Project:
                        Flemington ATP Activity Summary"

-------------------------------------------------------------------------------------------------------------
ACTIVITY                                                                     BUDGET            STATUS
-------------------------------------------------------------------------------------------------------------
Formulation Development and Spray Feasibility - A number of                  $ 30,000           Completed
different solvent combinations, with and without anti-oxidants, would                           (Paid)
be tried. The initial goal would be a water-free system because of the inherent properties of DHE. Non-aqueous vehicles also help to reduce the bad taste of many compounds. One or more of the formulations would also be studied for delivery and plume characteristics with standard spray valves, as well as qualitative stability.
-------------------------------------------------------------------------------------------------------------
Analytical Method Development - Existing analytical methodologies            $  7,000           Completed
would be evaluated at a contract laboratory to develop a stability                              (Paid)
indicating assay. Development of a validated analytical method tailored to our formulation would require 2 to 4 weeks of work, following the time required for formulation development.
-------------------------------------------------------------------------------------------------------------
Flemington Management/Consulting Fee to Date                                 $ 11,000           Paid
-------------------------------------------------------------------------------------------------------------
Manufacturing of Pilot Batch for Pharmacokinetic Trial - Flemington          $ 20,000
will produce about 600 bottles with spray valves in our facility under
GMP. 200 will be in glass bottles and 400 will be in unit dose vials similar to Imitrex nasal. The costs include developing the batch records, QC records, QC analyses, production costs, and raw
materials.
-------------------------------------------------------------------------------------------------------------
Pilot Batch Stability Studies - The pilot scale batch material in glass      $ 20,000
and plastic bottles will be stored at appropriate temperatures according to ICH Guidelines. Samples will be analyzed at baseline, then 1, 2, and 3 months at accelerated storage, as well as 3 months at controlled room temperature storage conditions. If this material is found to be acceptable at 1 month of accelerated storage, the material will be used for the pilot pharmacokinetic study. This will give translate into 24 month stability data for DHE in glass and plastic.
-------------------------------------------------------------------------------------------------------------
Plasma Assay Development (Pilot PK Study start-up) - Method                  $ 20,000
development and analysis of samples from a pilot clinical study would cost approximately $124/sample for an LC/MS/MS assay, which is very specific for DHE. This work will be started at the same time as
Analytical Method Development (above) and could be completed simultaneously, thus not adding any project time.
-------------------------------------------------------------------------------------------------------------
Flemington Management/Consulting Fee                                         $  7,000
-------------------------------------------------------------------------------------------------------------
TOTAL ATP BUDGET                                                             $115,000
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